Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney, APR

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Preliminary Quarterly Sales and Q3’16 Results in Conjunction with Attending the Baird Industrial Conference

ATLANTA, GA — November 9, 2016 — HD Supply Holdings, Inc. (NASDAQ:HDS), one of the largest industrial distributors in North America, today reported preliminary Net sales of approximately $2,008 million for the third quarter of fiscal 2016, ended October 30, 2016, an expected increase of $66 million or 3.4 percent, as compared to the third quarter of fiscal 2015.

Preliminary Net Income for third fiscal quarter 2016 is expected to be in the range of $59M — $60M. Preliminary Adjusted EBITDA for third fiscal quarter 2016 is expected to be in the range of $263M — $264M. Preliminary Net Income Per Diluted Share is expected to be in the range of $0.29 — $0.30 and Preliminary Adjusted Net Income Per Diluted Share is expected to be in the range of $0.82 — $0.83.

Baird’s 2016 Industrial Conference

As previously announced, Joe DeAngelo, HD Supply Chairman and CEO, will give a presentation at Baird’s 2016 Industrial Conference in Chicago on Wednesday, November 9 at 12:30 pm Central.  A live webcast of this presentation will be available on HD Supply’s investor relations site at hdsupply.com.  A replay will be available shortly after the conclusion of the live presentation. The presentation was furnished to the U.S. Securities and Exchange Commission on a Form 8-K on November 9, 2016 and is available on the HD Supply company web page.

Forward-Looking Statements and Preliminary Results

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on management’s beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those “Risk factors” in our annual report on Form 10-K, for the fiscal year ended January 31, 2016, filed on March 18, 2016 and those described from time to time in our, and HD Supply, Inc.’s, other filings with the U.S. Securities and Exchange Commission, which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Estimates regarding HD Supply’s third quarter 2016 results, provided in this press release are preliminary and subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between HD Supply’s actual results and the preliminary financial data provided in this press release may be material.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in maintenance, repair and operations, infrastructure and specialty construction sectors. Through approximately 500 locations across 48 states and six Canadian provinces, the company’s approximately 13,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to Net income (loss) as a measure of operating performance. We present Adjusted EBITDA and Adjusted net income because each is a primary measure used by management to evaluate operating performance. In addition, we present Adjusted net income (loss) to measure our overall profitability as we believe it is an important measure of our performance. We believe the presentation of Adjusted EBITDA and Adjusted net income enhances investors’ overall understanding of the financial performance of our business.

Adjusted EBITDA is based on “Consolidated EBITDA,” a measure that is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision (benefit) for income taxes, (iii) depreciation and amortization and further adjusted to exclude loss on extinguishment of debt, non-cash items and certain other adjustments to Consolidated Net Income (loss) permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted net income is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, further adjusted for loss on extinguishment of debt, certain non-cash, non-recurring or unusual items, net of tax.

We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                       Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, our working capital needs;

•                       Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•                       Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;

•                       Adjusted EBITDA and Adjusted net income do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following table presents a reconciliation of Preliminary Net income and Preliminary Income from Continuing Operations, the most directly comparable financial measures under GAAP, to Preliminary Adjusted EBITDA for the three months ended October 30, 2016 (amounts in millions):

Preliminary Net income	$ 59 - $ 60
Less loss from discontinued operations, net of tax	(4)
Preliminary Income from continuing operations	$ 63 – $ 64
Interest expense, net	65
Provision for income taxes	43 – 44
Depreciation and amortization (1)	25
Loss on extinguishment of debt (2)	58 – 59
Restructuring charges (3)	4
Stock-based compensation	4
Preliminary Adjusted EBITDA	$ 263 - $ 264

(1)         Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

(2)         Represents the loss on extinguishment of debt including the premium paid to redeem the debt as well as the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt.

(3)         Represents the costs incurred for strategic alignment of our workforce. These costs include severance, relocation costs and other related costs.

Adjusted Net Income

The following table presents a reconciliation of Preliminary Net income and Preliminary Income from Continuing Operations, the most directly comparable financial measures under U.S. GAAP, to Preliminary Adjusted net income for the three months ended October 30, 2016 (amounts in millions, except per share data):

Preliminary Net income	$ 59 - $ 60
Less loss from discontinued operations, net of tax	(4)
Preliminary Income from continuing operations	$ 63 - $ 64
Plus: Provision for income taxes	43 – 44
Less: Cash income taxes	(6) - (7)
Plus: Amortization of acquisition-related intangible assets (other than software)	4
Plus: Loss on extinguishment & modification of debt (1)	58 – 59
Restructuring charges (2)	4
Preliminary Adjusted Net Income	$ 166 - $ 168

Preliminary Diluted weighted average common shares outstanding	~202
Preliminary Adjusted net income per share — diluted	$ 0.82 - $ 0.83

(1)         Represents the loss on extinguishment of debt including the premium paid to redeem the debt as well as the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt.

(2)         Represents the costs incurred for strategic alignment of our workforce. These costs include severance, relocation costs and other related costs.

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